Contact: Dean Ridlon, Investor Relations Director
         Phone:  978.640.5309
         Email:  Investor_Relations@avid.com


          Avid Reports Best-Ever First Quarter Revenues and Net Income

Tewksbury, MA - April 28, 2005 - Avid Technology, Inc. (NASDAQ: AVID) today reported revenues of $166.0 million for the three months ended March 31, 2005 - a 30% increase over the $127.4 million generated in the corresponding quarter in 2004. GAAP operating income for the first quarter of 2005 was $20.3 million, compared to $14.8 million for the same quarter in 2004. GAAP net income for the quarter was $19.7 million, or $.53 per diluted share, compared to GAAP net income of $14.7 million, or $.44 per diluted share, for the corresponding quarter in 2004. Excluding acquisition-related amortization and related tax benefits, acquisition-related stock-based compensation, non-recurring tax benefits, and expenses in the first quarter of 2004 related to the settlement of a lawsuit, pro forma non-GAAP net income for the first quarter of 2005 was $22.2 million, or $.60 per diluted share, compared to pro forma non-GAAP net income of $15.0 million, or $.45 per diluted share, in the first quarter of 2004.

"We've started 2005 with strong results from both our video and audio businesses," said David Krall, Avid's president and chief executive officer. "Video revenues grew by 14%, on the strength of our broadcast and postproduction offerings - particularly the Avid DNA(TM) product family, which we recently upgraded to support a wide range of HD formats and resolutions. Our audio revenues were also up significantly, with a 74% increase over the first quarter of 2004 reflecting solid performance from Digidesign and from M-Audio following its addition to our audio business in the third quarter of 2004.

Krall added, "We just returned from the National Association of Broadcasters convention in Las Vegas, where we had a great week. We made major announcements across our postproduction, broadcast, shared storage, and audio businesses, including the highly anticipated Avid(R) Symphony(TM) Nitris(R) finishing system and the new Avid iNEWS(R) Instinct(TM) journalist editor, both of which were recognized with awards at the show. All told, Avid won eleven industry awards, making it our most-decorated show in recent years."

Use of Non-GAAP Financial Measures
The pro forma operating results listed above are "non-GAAP financial measures" under the rules of the Securities and Exchange Commission. We have included this information because we believe it is a meaningful measure of our normalized operating performance and will assist investors in understanding our results of operations on a comparative basis. This pro forma information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP. We use this information internally to help our management more accurately assess the ongoing nature of our operations and measure our performance on a comparative basis.

Conference Call
A conference call to discuss Avid's first quarter 2005 financial results and the company's outlook for the balance of 2005 will be held today, April 28, at 5:00 p.m. EDT. The call will be open to the public. The conference call can be accessed by dialing (719) 457-2665 and referencing confirmation code 6477695. The call and subsequent replay will also be available on Avid's Web site. To listen via this alternative, go to the Investors page under the Company menu at www.avid.com for complete details 10-15 minutes prior to the start of the conference call.

The above release includes a forward-looking statement, as defined by the Private Securities Litigation Reform Act of 1995, about Avid's future performance. There are a number of factors that could cause actual events or results to differ materially from that indicated by such forward-looking statement, such as the competitive market in which Avid operates, market acceptance of Avid's existing and new products, Avid's ability to anticipate customers' needs and the other factors set forth under the caption "Certain Factors That May Affect Future Results" in Avid's Form 10-K for the year ended December 31, 2004, and other filings with the SEC. In addition, the forward-looking statement contained herein represents Avid's estimate only as of today and should not be relied upon as representing the company's estimate as of any subsequent date. While Avid may elect to update this forward-looking statement at some point in the future, Avid specifically disclaims any obligation to do so, even if the estimate changes.

About Avid Technology, Inc.
Avid Technology, Inc. is the world leader in digital nonlinear media creation, management, and distribution solutions, enabling film, video, audio, animation, games, and broadcast professionals to work more efficiently, productively, and creatively. For more information about the company's Oscar(R), Grammy(R), and Emmy(R) award-winning products and services, please visit: www.avid.com.

(C) 2005 Avid Technology, Inc. All rights reserved. Avid, Avid DNA, Digidesign, Film Composer, Instinct, M-Audio, Nitris, Pro Tools and Symphony are either registered trademarks or trademarks of Avid Technology, Inc. in the United States and/or other countries. iNEWS is a registered trademark of iNews, LLC. Avid received an Oscar statuette representing the 1998 Scientific and Technical Award for the concept, design, and engineering of the Avid Film Composer(R) system for motion picture editing. Digidesign, Avid's audio division, received an Oscar statuette representing the 2003 Scientific and Technical Award for the design, development, and implementation of its Pro Tools(R) digital audio workstation. Oscar is a trademark and service mark of the Academy of Motion Picture Arts and Sciences. Emmy is a registered trademark of ATAS/NATAS. Grammy is a trademark of the National Academy of Recording Arts and Sciences, Inc. All other trademarks contained herein are the property of their respective owners.

AVID TECHNOLOGY, INC
Condensed Consolidated Statements of Operations
(unaudited - in thousands, except for share data)

                                                       ----------------------------      ---------------------------
                                                                  GAAP                           NON - GAAP
                                                       ----------------------------      ---------------------------
                                                            Three Months Ended                Three Months Ended
                                                                March 31st,                       March 31st,
                                                          2005            2004              2005            2004
                                                       ------------    ------------      ------------    -----------
Revenue
  Product                                                 $147,378        $113,584          $147,378       $113,584
  Service                                                   18,623          13,790            18,623         13,790
                                                       ------------    ------------      ------------    -----------
     Total Revenue                                         166,001         127,374           166,001        127,374

Cost of Revenue
  Product                                                   60,897          46,514            60,897         46,514
  Service                                                   10,070           7,589            10,070          7,589
  Amortization of intangible assets                            281
                                                       ------------    ------------      ------------    -----------
     Total Cost of Revenue                                  71,248          54,103            70,967         54,103

                                                       ------------    ------------      ------------    -----------
Gross Profit                                                94,753          73,271            95,034         73,271
                                                       ------------    ------------      ------------    -----------

Operating Expenses
  Research and development                                  24,624          22,292            24,624         22,292
  Marketing and selling                                     39,455          29,854            39,455         29,854
  General and administrative                                 7,973           5,886             7,973          5,886
  Stock-based compensation (Note A)                            771
  Amortization of intangible assets                          1,592             439
                                                       ------------    ------------      ------------    -----------
     Total Operating Expense                                74,415          58,471            72,052         58,032

Operating income                                            20,338          14,800            22,982         15,239
Interest and other (expense) income, net                       837             490               837            490
Legal Settlement                                                            (1,050)
                                                       ------------    ------------      ------------    -----------
Income before income taxes                                  21,175          14,240            23,819         15,729

Provision for income taxes                                   1,602             700             1,602            700
Non-recurring tax benefits                                    (173)         (1,200)
                                                       ------------    ------------      ------------    -----------

Net Income                                                 $19,746         $14,740           $22,217        $15,029
                                                       ============    ============      ============    ===========

Net income per common share - basic                          $0.56           $0.47             $0.64          $0.48

Net income per common share - diluted                        $0.53           $0.44             $0.60          $0.45

Weighted average common shares outstanding - basic          34,987          31,202            34,987         31,202

Weighted average common shares outstanding - diluted        37,263          33,740            37,263         33,740

Note
----
A. Stock based compensation, related to stock options issued as part of the acquisition of M-Audio is comprised of $55 of Research and development expense, $192 of Marketing and selling expense, and $524 of General and administrative expense, based on the departmental classification of the option holders.

Reconciliation of Non-GAAP net income to GAAP net income:  Three months ended March 31,

                                                             2005            2004
                                                          ------------    ------------

   Non-GAAP net income                                        $22,217         $15,029

   Stock-based compensation                                      (771)              -
   Amortization of intangible assets                           (1,873)           (439)
   Non-recurring tax benefit                                        -           1,200
   Tax benefit related to amortization                            173               -
   Legal settlement                                                 -          (1,050)
                                                          ------------    ------------
   GAAP net income                                            $19,746         $14,740
                                                          ============    ============

AVID TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(unaudited in thousands)

                                                                   March 31,          December 31,
                                                                     2005                2004
                                                                ---------------     ---------------
ASSETS:
Current assets:
 Cash and marketable securities                                      $ 176,191           $ 155,419
 Accounts receivable, net of allowances of $8,860 and $9,334
 at March 31, 2005 and December 31, 2004, respectively                  97,182              97,536
 Inventories                                                            55,150              53,946
 Prepaid and other current assets                                       16,439              19,407
                                                                ---------------     ---------------
   Total current assets                                                344,962             326,308

 Property and equipment, net                                            29,523              29,092
 Goodwill                                                              166,473             165,803
 Other intangible assets                                                45,010              46,884
 Other assets                                                            8,450               8,147
                                                                ---------------     ---------------
   Total assets                                                      $ 594,418           $ 576,234
                                                                ===============     ===============

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
 Accounts payable                                                     $ 25,877            $ 26,517
 Accrued expenses and other current liabilities                         61,572              74,727
 Deferred revenue and deposits                                          55,742              48,680
                                                                ---------------     ---------------
   Total current liabilities                                           143,191             149,924

 Long term liabilities, less current portion                             1,569               1,689
                                                                ---------------     ---------------
   Total liabilities                                                   144,760             151,613

Stockholders' equity:
 Common stock                                                              351                 348
 Additional paid-in capital                                            552,494             546,849
 Accumulated deficit                                                  (103,030)           (122,775)
 Deferred compensation                                                  (3,547)             (4,392)
 Accumulated other comprehensive income                                  3,390               4,591
                                                                ---------------     ---------------
   Total stockholders' equity                                          449,658             424,621
                                                                ---------------     ---------------

     Total liabilities and stockholders' equity                      $ 594,418           $ 576,234
                                                                ===============     ===============
